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                                                                     EXHIBIT 1.1

                                     FORM OF

                          SELLING SHAREHOLDER AGREEMENT

     This Selling Shareholder Agreement (the "Agreement") , dated as of April ___, 2003, by and among Cooper Cameron Corporation, a Delaware corporation (the "Company"), Credit Lyonnais, a corporation organized under the laws of France (the "Selling Shareholder"), and Credit Lyonnais Securities (USA) Inc. (the "Selling Shareholder Agent", and together with the Selling Shareholder, the "Selling Shareholder Parties").

     WHEREAS, the Company has agreed to register with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), 1,006,500 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), owned by the Selling Shareholder so that the Selling Shareholder may sell such shares from time to time; and

     WHEREAS, the Company has filed with the Commission a registration statement on Form S-3 with respect to such Shares (the "Registration Statement");

     NOW, THEREFORE, in consideration of, and reliance upon, the respective representations, warranties and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

     1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Selling Shareholder Parties that:

          a. The Company meets the requirements for the use of Form S-3 under the Securities Act for the secondary sale of securities. The Registration Statement has been declared effective by the Commission and at the time it became effective the Registration Statement complied with Rule 415 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          b. (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus (as defined below) complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission promulgated thereunder, (ii) the Registration Statement, when it became effective, did not contain, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not


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     misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Selling Shareholder Parties furnished to the Company in writing by the Selling Shareholder Parties expressly for use therein, which information is attached hereto on Exhibit 1b. The term "Prospectus" as used herein shall mean the prospectus forming a part of the Registration Statement in the form first filed pursuant to Rule 424(b) under the Securities Act as such prospectus is supplemented at the relevant time, and including all information incorporated by reference therein.

          c. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in, or incorporated by reference in, the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          d. Each subsidiary of the Company listed on Exhibit 1d hereto (the "Subsidiaries"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Subsidiaries constitute all of the Company's material subsidiaries.

          e. This Agreement has been duly authorized, executed and delivered by the Company.

          f. The shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

          g. The consolidated financial statements and financial schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis, are consistent in all material respects with the books and records of the Company, and accurately present in all material respects the consolidated financial position, results of operations and cash flow of the Company and its subsidiaries as of and for the periods covered thereby.

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          h. Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business, including without limitation from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, other than as disclosed in the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, the Company and its subsidiaries have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as disclosed or incorporated by reference in or contemplated by the Prospectus.

          i. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Selling Shareholder for a brokerage commission, finder's fee or other like payment.

          j. Other than with the Selling Shareholder, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          k. Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws, partnership agreement, limited liability company agreement or other organizational documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries) under or pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any statute, including, without limitation, any certification or other requirement of the Sarbanes-Oxley Act of 2002, or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except any violation or default that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          l. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws

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     of the Company or any agreement or other instrument binding upon the
     Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement.

          m. There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in, or incorporated by reference in, the Registration Statement or the Prospectus and are not so described or incorporated by reference or any statutes, regulations, contracts or other documents that are required to be described in, or incorporated by reference in, the Registration Statement or as exhibits to the Registration Statement that are not described, flied or incorporated as required.

          n. The Company is not, and will not be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          o. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company and its Subsidiaries, (or to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company and its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which requires remedial action by the Company and its Subsidiaries under any applicable law, ordinance, rule, regulation order, judgment, decree or permit, except for any violation or remedial action which would not result in, or which would not be reasonably likely to result in, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the Company and its Subsidiaries, taken as a whole, and there has been no spill, discharge, leak, emissions, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company and its Subsidiaries, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not result in or would not be reasonably likely to result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings

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     and releases, a material adverse effect on the Company and its
     Subsidiaries, taken as a whole. For purposes of this provision, the terms "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable Environmental Laws.

          p. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          q. The Company and its Subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct the general business now or proposed to be operated by them as described in, or incorporated by reference in, the Prospectus, except where failure to do so would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names, copyrights, technology or know-how which, singularly or in the aggregate, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          r. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and except as described in, or incorporated by reference in, the Prospectus, neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          s. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock (including the Shares) are listed for quotation on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

     2. Representations and Warranties of the Selling Shareholder Parties. Each of the Selling Shareholder Parties hereby represents and warrants to the Company that:

          a. The address of the Selling Shareholder is: 19, boulevard des Italiens, 75002 Paris, France.

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          b. The Selling Shareholder owns all 1,006,500 Shares.

          c. The Selling Shareholder Parties have not entered into any arrangements with respect to the disposition of the Shares.

          d. All information specifically with respect to the Selling Shareholder Parties furnished to the Company by or on behalf of the Selling Shareholder Parties for use in connection with the preparation of the Registration Statement and the Prospectus (including information incorporated by reference in the Registration Statement from each report filed under the Exchange Act) is true and correct in all material respects and does not omit any material fact necessary to make such information not misleading.

          e. The Selling Shareholder Parties have not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than the Prospectus or other material permitted by the Securities Act.

     3. Covenants of the Company. The Company covenants with the Selling Shareholder Parties as follows:

          a. The Company will furnish the Selling Shareholder Parties, without charge, two signed copies of the Registration Statement (excluding exhibits thereto and documents incorporated by reference therein) and will furnish the Selling Shareholder Parties without charge as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Selling Shareholder Parties may reasonably request.

          b. Before amending or supplementing the Registration Statement or the Prospectus, the Company will furnish to the Selling Shareholder Parties a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Selling Shareholder Parties reasonably object.

          c. If during the period which delivery of the Prospectus by the Selling Shareholder Parties or any dealer to the purchasers of the Common Stock is required under the Securities Act, any event shall occur or condition exist which makes it necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Selling Shareholder Parties, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly prepare, file with the Commission and furnish, at its own expense, to the Selling Shareholder Parties, to dealers whose names and addresses the Selling Shareholder Parties will furnish to the Company and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

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          d. The Company will make generally available to its security holders and to the Selling Shareholder Parties as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities
     Act), an earnings statement of the Company and its subsidiaries (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall comply with the requirements of
     Section 11(a) of the Securities Act and the rules and regulations thereunder (including Rule 158).

          e. The Company will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or file with the Commission a registration statement under the Securities Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, pledge, sale, contract, disposition or filing, without the prior written consent of the Selling Shareholder for 30 days after the date hereof other than grants of stock and options relating to stock-based benefit plans in existence on the date of this Agreement, provided, however, the Company may enter into private sales of its securities in compliance with the Securities Act and the rules and regulations thereunder, provided that the Company receives a written opinion of counsel to the effect that any such sales will not be integrated with any sales or other dispositions of the Shares made by the Selling Shareholder Parties.

          f. From the date of this Agreement through the end of the period during which delivery of the Prospectus by the Selling Shareholder Parties and any dealer to the purchasers of the Shares is required under the Securities Act, the Company will advise the Selling Shareholder Parties promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Selling Shareholder Parties promptly of any request of the Commission for amendment or supplement of the Registration Statement or the Prospectus or for additional information.

          g. During the period when the Prospectus is required to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

     4. Indemnification and Contribution.

          a. The Company agrees to indemnify and hold harmless the Selling Shareholder, the Selling Shareholder Agent, each person, if any, who may be deemed to

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     be an "Underwriter" within the meaning of the Securities Act, each person, if any, who controls the Selling Shareholder or the Selling Shareholder Agent within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Exchange Act, and each partner, principal, member, officer, director, employee and agent of the Selling Shareholder Parties, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim whether such action or claim is commenced or threatened) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplement's thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to either of the Selling Shareholder Parties furnished to the Company in writing by the Selling Shareholder Parties expressly for use therein.

          b. The Selling Shareholder Parties agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Shareholder Parties, but only with respect to information relating to the Selling Shareholder Parties furnished to the Company in writing by the Selling Shareholder Parties expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          c. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 4(a) or 4(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of all indemnified parties in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred, unless and only to the extent to the representation of all indemnified parties would be inappropriate due

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     to actual or potential differing interests among them. Such firm shall be designated in writing by either of the Selling Shareholder Parties, in the case of parties indemnified pursuant to Section 4(a) above, and by the Company, in the case of parties indemnified pursuant to Section 4(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel reasonably incurred as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 20 days after receipt by such indemnifying party of the aforesaid request and
     (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless and only to the extent such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          d. To the extent the indemnification provided for in Section 4(a) or 4(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Selling Shareholder Parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Selling Shareholder Parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholder Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          e. The Company and the Selling Shareholder Parties agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by any other method of allocation that does not take account of the equitable considerations referred to in Section 4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, the Selling Shareholder Parties shall not

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     be required to contribute any amount in excess of the amount by which the total price at which the Common Stock is sold to the public exceeds the amount of any damages that the Selling Shareholder Parties have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
     Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or inequity.

          f. The indemnity and contribution provisions contained in this Section 4 and the representations, warranties and other statements of the Company and the Selling Shareholder Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, and (ii) any investigation made by or on behalf of the Selling Shareholder Parties or any person controlling either of the Selling Shareholder Parties or the Company, its officers or directors or any person controlling the Company.

     5. Limitation on Sales of the Shares. Notwithstanding any other provision in this Agreement to the contrary, if the Company's board of directors in good faith determines in its sole discretion that public sales or distributions of the Shares would interfere in any material respect with any transaction involving the Company that, in the sole discretion of the Company's board of directors, is material to the Company, then the Company's board of directors may require that the Selling Shareholder refrain from effecting any public sales or distributions of the Shares until the interference no longer exists.

     6. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing of the Registration Statement, and each amendment or supplement thereto, if any;
(ii) the printing or reproduction and delivery (including postage, air freight charges and charges for counting and packaging) to the Selling Shareholder of such copies of the Prospectus as may be reasonably requested for use in connection with the offering and sale of the Common Stock; (iii) the fees and expenses of the Company's accountants and counsel; (v) the fees and expenses of the Selling Shareholder Parties' counsel to the extent such fees exceed $20,000, provided, however, the Company shall not be liable for any fees and expenses related to the Selling Shareholder Parties' counsel in excess of an aggregate of $70,000 (with the result that the Company will not be liable for more than a total of $50,000), and (v) the performance by the Company of its other obligations under this Agreement.

     7. Notices. Notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered :

                  if to the Company:

                  1333 West Loop South, Suite 1700
                  Houston, Texas 77027
                  Attention: Mike Jennings

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

                  with a copy to:

                  Porter & Hedges, LLP
                  700 Louisiana Street
                  Houston, Texas 77002
                  Attention: Samuel N. Allen, Esq.

                  if to the Selling Shareholder,

                  Credit Lyonnais
                  c/o Credit Lyonnais New York Branch
                  1301 Avenue of the Americas, 13th Floor
                  New York, New York 10019
                  Attention: Richard Carlson

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY 10038
                  Attention: Louis J. Bevilacqua, Esq.

                  if to the Selling Shareholder Agent,

                  Credit Lyonnais Securities (USA), Inc.
                  1301 Avenue of the Americas, 13th Floor
                  New York, New York 10019
                  Attention: Richard Carlson

     8. Misc.

          a. Entire Agreement. This Agreement constitutes the entire understanding between the parties regarding the subject matter of this Agreement, and may be altered or changed only by written agreement of the parties.

          b. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, and the Selling Shareholder Parties, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Selling Shareholder Parties or any of their partners, principals, members, officers or directors or any controlling persons, or made by or on behalf of the Company or any of its officers, directors or controlling persons.

          c. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving affect to the principals of conflicts of laws. The Company irrevocably submits to the jurisdiction of any court of the State of New York or the United States District Court of the Southern District of the State of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby, which is brought by or against the Company. Each of the Company (and, to the extent permitted by law, on behalf of the Company's equity holders and creditors) and the Selling Shareholder Parties hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with the indemnification provisions in Section 4.

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

          d. Counterparts. This Agreement may be executed in one or more counterparts, and if so executed shall together constitute a single instrument.

          e. Headings. The headings and captions of this Agreement are inserted for convenience of reference only and shall not be deemed a part hereof or used in the construction or interpretation of this Agreement.

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

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                              The Company

                              COOPER CAMERON CORPORATION

                              By:
                                  ----------------------------------------------
                                  Title:


                              The Selling Shareholder

                              CREDIT LYONNAIS

                              By:
                                  ----------------------------------------------
                                  Title:


                              The Selling Shareholder Agent

                              CREDIT LYONNAIS SECURITIES (USA) INC.

                              By:
                                  ----------------------------------------------
                                  Title:

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